EXHIBIT 3(iii)

                        OPERATING AGREEMENT OF REGISTRANT

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                               OPERATING AGREEMENT
                                       OF
                              COR DEVELOPMENT, LLC

   This Operating Agreement of COR DEVELOPMENT, LLC (the "Company") is made as of March 31, 2000, among CORNERSTONE DEVELOPMENT, LLC (the "Initial Member") as the initial member of the Company, and the Persons who become Members of the Company in accordance with the provisions hereof and whose names are set forth as Members on Schedule A hereto.

   WHEREAS, this limited liability company has been established for the purpose of the purchase and development of certain real property, totaling 47 acres located at the intersection of 137th Street and Nall, Leawood, Kansas (the "Property"); and

   WHEREAS, the Company was formed as a limited liability company pursuant to the Kansas Limited Liability Company Act, Kan. Stat. Ann. 17-7663, et seq., as amended from time to time (the "Kansas Act"), by having filed the Articles of Organization of the Company with the Office of the Secretary of State of the State of Kansas on March 24, 2000, and entering into this Operating Agreement of the Company, dated as of March 31, 2000 (the "Agreement"); and

   WHEREAS, the Initial Member intends that all limited liability company units in the Company whether now owned or hereafter acquired (all such units hereinafter described as the "Units") shall be subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

   Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

   "Additional Members" has the meaning set forth in Section 13.1 hereof.

   "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

   "Agreement"   means  this   Operating   Agreement,   as  amended,   modified,
supplemented or restated from time to time.

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   "Articles"  means the Articles of Organization of the Company and any and all
amendments thereto and restatements thereof filed on behalf of the Company with the Office of the Secretary of State of the State of Kansas pursuant to the Kansas Act.

   "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.4 hereof.

   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section () of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

   "Company"  means  COR  Development,   LLC,  the  limited   liability  company
heretofore formed and continued under and pursuant to the Kansas Act and this Agreement.

   "Cornerstone Development" means CORnerstone Development, LLC, a Kansas limited liability company and the initial member of the Company.

   "Covered Person" means a Member, any Affiliate of a Member, any officers, directors, shareholders, partners, members, mangers, employees, representatives or agents of a Member, or any Manager, employee or agent of the Company or its Affiliates.

   "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 2000, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article 8 hereof.

   "Interest" means a Member's limited liability company interest in the Company which represents such Member's share of the profits and losses of the Company and/or such Member's rights to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Kansas Act.

   "Kansas Act" means the Kansas Limited Liability Company Act, Kan. Stat. Ann. 17- 7663, et seq., as amended from time to time.

   "Liquidating Trustee" has the meaning set forth in Section 14.3 hereof.

   "Major Decisions" has the meaning set forth in Section 6.2 hereof.

   "Managers" means the Person(s) selected to manage the affairs of the Company under Article 6 hereof.

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   "Member"  means any Person  named as a member of the  Company  on  Schedule A hereto and includes any Person admitted as an Additional Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company, and "Members" means two (2) or more of such Persons when acting in their capacities as Members of the Company. For purposes of the Kansas Act, the Members shall constitute two (2) classes or groups of Members.

   "Percentage Interest" means the Interest of a Member, expressed as a percentage of total Interests of the Members, as shown on Schedule A hereto, as such Schedule A may be updated from time to time, or, with respect to a designation of the Percentage Interests of the Common Units, the Interest of a holder of a Common Unit, expressed as a percentage of total Interests of the holderes of all Common Units.

   "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

   "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with the Code.

   "Subsidiary" means one or more limited liability companies or other entities, more than fifty percent (50%) of the ownership interests of which are owned, directly or indirectly, by the Company.

   "Unanimous Vote" means the written approval of, or the affirmative vote by, all of the Managers, or one hundred percent (100%) of the Percentage Interests of the Members voting on any specific matter or issue.

   "Units" means the Units of a Member as shown on Schedule A hereto, as such Schedule A may be updated from time to time.

   Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                    ARTICLE 2

                              CONTINUATION AND TERM

   Section 2.1 Continuation.

      2.1.1 The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Kansas Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Kansas Act, except as otherwise provided herein.

      2.1.2 The name and mailing address of each Member, the Class of Unit, the number of Units and Percentage Interest held by each Member and the amount contributed to the

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   capital of the Company by each Member  shall be listed on Schedule A attached hereto. The Members shall be required to update Schedule A from time to time as necessary to accurately reflect the information therein. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

   Section 2.2 Name. The name of the Company heretofore formed and continued hereby is COR Development, LLC. The business of the Company may be conducted upon compliance with all applicable laws under any other name designated by the Members.

   Section 2.3 Term. The term of the Company shall commence on the date the Articles is filed in the Office of the Secretary of State of the State of Kansas and shall be shall continue until March 21, 2050, unless terminated sooner by operation of law or by unanimous consent of the Members or unless reenacted after such primary term for such additional periods as is unanimously determined by the Members.

   Section 2.4 Registered Agent and Office. The Company's registered agent and office in Kansas shall be Arthur E. Fillmore, II, 12625 Overbrook Drive, Leawood, Kansas 66209. At any time, a majority of the Managers may designate another registered agent and/or registered office.

   Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 13720 Roe, Leawood, Kansas 66224. At any time, a majority of the Managers may change the location of the Company's principal place of business.

   Section 2.6 Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business. A Manager shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The registered agent and registered office of the Company in any such jurisdiction shall be as designated in the certificate to be filed in each such jurisdiction.

   Section 2.7 No Partnership or Joint Venture. The parties acknowledge that the Company, as a newly formed Kansas limited liability company, constitutes an independent and distinct legal entity. Neither this Agreement nor any other document delivered in connection herewith, nor any prior agreements, actions or omission shall in any respect be interpreted, deemed or construed as making any Member a partner or joint venturer with the Company or any other Member or any of them, and the parties agree not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding.

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                                    ARTICLE 3

                        PURPOSE AND POWERS OF THE COMPANY

   Section 3.1 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, the development of the Property and such other related actions, products and services as may be approved from time to time by the requisite vote of the Members of the Company.

   Section 3.2 Powers of the Company.

      3.2.1 The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

         (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Kansas Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

         (b)  to  acquire  by  purchase,  lease,  contribution  of  property  or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

         (c) to act as the manager of a Subsidiary and to exercise all of the powers, duties, rights and responsibilities associated therewith;

         (d) to take any and all actions necessary, convenient or appropriate as a manager of a Subsidiary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

         (e) to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Member, any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

         (f) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability

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      companies  (including,  without limitation,  the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

         (g) to lend money for its proper purpose, to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

         (h) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

         (i) to appoint employees and agents of the Company (who may be designated as Managers of the Company), and define their duties and fix their compensation;

         (j) to indemnify any Person in accordance with the Kansas Act and to obtain any and all types of insurance;

         (k) to cease its activities and cancel its Articles;

         (1) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

         (m) to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

         (n) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

         (o) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

      3.2.2 The Company, and on behalf of the Company, a designated Manager may enter into and perform the operating agreement of any Subsidiary without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement, the Kansas Act or other applicable law. The Managers may authorize any Person (including, without limitation, any Member or Manager) to enter into and perform any other document on behalf of the Company.

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      3.2.3 The Company may merge with,  or  consolidate  into,  another  Kansas limited liability company or other business entity upon approval by a majority vote of the Members.

                                    ARTICLE 4

                        CAPITAL CONTRIBUTIONS, INTERESTS,
                          CAPITAL ACCOUNTS AND ADVANCES

   Section 4.1 Capital Contributions. Each Member has contributed to the capital of the Company the amount set forth opposite the Member's name on Schedule A attached hereto. No Member shall be required to make any additional Capital Contribution to the Company.

   Section 4.2 Member's Interest. A Member's Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

   Section 4.3 Status of Capital Contributions. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in his capacity as a Member, except as otherwise specifically provided in this Agreement. Except as otherwise provided herein and by applicable state law, the Members shall be liable only to make their Capital Contributions pursuant to
Section 4.1 hereof; and no Member shall be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to Section 4.1 hereof, to make any additional Capital Contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

   Section 4.4 Capital Accounts.

      4.4.1 An individual Capital Account shall be established and maintained for each Member. The original Capital Account established for any Member who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement shall be in the same amount as, and shall replace, the Capital Account of the assignor of such interest and, for purposes of this Agreement, such Member shall be deemed to have made the Capital Contributions made by the assignor of such interest (or made by such assignor's predecessor in interest).

      4.4.2 Subject to the provisions of Section 8.1 hereof, the Capital Account of each Member shall be maintained in accordance with the following provisions:

         (a) to such Member's Capital Account there shall be credited such Member's Capital Contributions and such Member's distributive share of Profits; and

         (b) to such Member's Capital Account there shall be debited the amount of such Member's distributive share of Losses.

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                                    ARTICLE 5

                                     MEMBERS

   Section 5.1 Classes of Membership.

      5.1.1 The Company shall have two (2) classes of membership: Common Units and Preferred Units. Except as provided in Sections 5.1.2 and 5.1.3, below, the Members owning interests in the Common Units and the Preferred Units shall have the exact same rights, powers and duties, including, but not limited to, sharing of profits, losses and distributions.

      5.1.2  Powers,  Preferences  and  Rights  of  Common  Units.  The  powers,
   preferences   and  rights  of  the  Common  Units  and  the   qualifications,
   limitations and restrictions thereof, are set forth below.

         5.1.2.1 Distributions. Subject to the provisions of Section 5.3 hereof, the holders of the Common Units shall be entitled to share equally and ratably in any withdrawals provided or distributions made with respect to outstanding Common Units, when, as and if any such distributions are determined by the Managers from funds legally available therefor;

         5.1.2.2 Liquidation. Subject to the liquidation preference of the Preferred Units as set forth in Section 5.1.3.2 hereof, the holders of Common Units shall be entitled to share equally and ratably in the assets of the Company to be distributed among the holders of Common Units upon any liquidation or winding up of the Company, whether voluntary or involuntary; and

         5.1.2.3 Voting Rights. As provided in Section 6.1.2 below, each holder of Common Units shall be entitled to vote on certain matters and on all other matters on which Members are entitled to vote under the Kansas Act.

      5.1.3 Powers, Preferences and Rights of Preferred Units. The powers, preferences and rights of the Preferred Units and the qualifications, limitations and restrictions thereof, are set forth below.

         5.1.3.1 Distributions. Subject to the limitations set forth in this Agreement, the holders of the Preferred Units shall be entitled to receive cumulative preferred return per annum as set forth below from funds legally available therefor, when, as and if declared by the Company's Board. Such preferred return shall be payable yearly on March 15 (each a "Distribution Date") of each year (unless such day is not a business day, in which event on the next succeeding business day) to holders of record as they appear on the register for the Preferred Units on the March 1 immediately preceding such Distribution Date, commencing on March 15, 2001. The holders of Preferred Units shall be entitled to receive a cumulative preferred


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      return measured at the rate of six and one-half  percent (6%),  compounded semi-annually.

         The preferred return on the Preferred Units shall accrue from the date of original issue of each such Unit. The preferred return, if it is not paid in full in cash on any Distribution Date will cumulate and such cumulative return shall compound semi-annually until such accumulated preferred return shall have been paid in full in cash. Any distribution of such preferred return may be for a portion, or all, of the then accumulated preferred return. Any accumulated preferred return which is not paid will continue to cumulate in the manner described above.

         No withdrawal shall be provided to, and no distribution shall be made, to the Common Units, unless, contemporaneously therewith or with respect to the immediately preceding Distribution Date for the Preferred Units, the preferred return has been paid or was paid on the Preferred Units and the Preferred Units have been or were repurchased or retired by the Company.

         5.1.3.2 Preference on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus), or proceeds thereof, shall be made to or set apart for the holders of the Common Units, the holders of the Preferred Units shall be entitled to receive payment of the amount of the investment evidenced by each of the Preferred Units held by them, plus an amount in cash equal to the accrued and unpaid preferred return thereon. After payment of the full amount of this liquidation preference to which the holders of the Preferred Units are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. For the purposes of this paragraph, neither the merger nor the consolidation of the Company into or with another limited liability company or a corporation or the merger or consolidation of any other limited liability company or a corporation into or with the Company or the sale, transfer or other disposition of all or substantially all the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         5.1.3.3 Voting. As provided in Section 6.1.2 below, each holder of Preferred Units shall be entitled to vote on certain matters and on all other matters on which Members are entitled to vote under the Kansas Act.

   Section 5.2 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement or the Kansas Act.

   Section 5.3 Partition. Each Member waives any and all rights that he may have to maintain an action for partition of the Company's property.



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   Section 5.4 Annual  Meeting.  The Members  shall hold an annual  meeting each year on the 3rd Thursday of January at 9:00 a.m. for the transaction of such business as may come before the meeting, the actual date thereof to be set forth in the notice of meeting.

   Section 5.5 Special Meeting. Special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by law or by the Articles, may be called by a majority of the Managers, and shall be called by any Manager at the request in writing of a Member or Members owning not less than twenty-five percent (25%) of the entire Percentage Interests outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of the Members shall be limited to the purposes stated in the notice thereof.

   Section 5.6 Place of Meeting.

      5.6.1 The persons entitled to call a meeting may designate in the notice of meeting any place within twenty-five (25) miles of Leawood, Kansas unless otherwise prescribed by law or by the Articles, as the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is made in the Notice of Meeting, the place of meeting shall be the principal office of the Company in the State of Kansas.

      5.6.2 A waiver of notice signed by all Members may designate any place, either within or without the State of Kansas unless otherwise prescribed by law or the Articles, as the place of holding of such meeting.

   Section 5.7 Notice of Meeting.

      5.7.1 Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) or more than ten (10) days before the date of the meeting, either by fax machine, courier, or by first-class mail, by or at the direction of a Manager, or the persons calling the meeting, to each Member.

      5.7.2 If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears in the membership records of the Company, with postage thereon prepaid. If delivered otherwise, the notice shall be effective when received.

   Section 5.8 Waiver of Notice of Meeting.

      5.8.1 Whenever any notice to a Member is required pursuant to the provisions above, each Member may waive such notice in writing at any time before or after the time for the delivery of such notice, and such written waiver of notice shall be equivalent to the timely giving of such notice.

      5.8.2 Attendance at any meeting by any Member to whom notice of such meeting must be given pursuant to the provisions above shall constitute waiver of notice of such


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   meeting by such Member,  except when the Member  attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because the meeting is not lawfully called or convened.

   Section 5.9 Voting Lists. The Manager having charge of the membership records for interests of the Company shall make, at least five (5) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of each Member and the Class of Units, the number of Units and the Percentage Interest held by each Member, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the principal office of the Company and shall be subject to inspection of any Member during the whole time of the meeting. The original membership records shall be prima facie evidence as to who are the Members entitled to examine such list or membership records or to vote at any meeting of the Members.

   Section 5.10 Quorum.

      5.10.1 A majority of the membership interests of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members, unless otherwise provided in the Articles, but in no event shall a quorum consist of less than thirty-three and one-third percent (33 1/3%) of the membership interests entitled to vote at the meeting.

      5.10.2 If less than a majority of the membership interests are represented at a meeting, a majority of the membership interests so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      5.10.3 The Members present at a duly organized meeting which begins with a quorum or obtaining a quorum during the meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

   Section 5.11 Voting of Interests. Each Member entitled to vote at a meeting of the Members shall be entitled to vote in person or by proxy, signed by or on behalf of the Member, based on the voting membership interests held by him and reflected in the records of the Company prior to such meeting. Such right to vote shall be subject to the right to close the membership records or to fix a record date for voting Members.

   Section 5.12 Proxies. At all meetings of Members, a Member may vote by proxy, executed in writing by the Member or by his duly authorized attorney-in-fact; but no proxy shall be valid after eleven (11) months from this date, unless the proxy provides for a longer period. Such proxies shall be filed with the Manager of the Company, designated to accept the proxies, before or at the time of the meeting.

                                    ARTICLE 6

                                   MANAGEMENT

   Section 6.1 Management of the Company.

      6.1.1The business and affairs of the Company shall be managed by the Managers. Except as otherwise expressly provided herein, whenever this Agreement requires or permits actions to be taken by the Managers, a majority of the then serving Managers shall control.

      6.1.2 Each Common Unit and Preferred Unit will have one vote with respect to the management of any significant disposition by, or other significant action of, the Company identified a Major Decisions in Section 6.2 hereof, but the managers of the Company will be selected by CORnerstone Development. If at least one-half of the preferred return on the Preferred Units to be paid to the holders of these Preferred Units has not been paid by the end of December 2007, each of the Common Units and the Preferred Units will have one vote to select the manager with one exception as described in the succeeding sentence. If the preferred return on the Preferred Units has not been paid because of the requirements of the financial institution that provided the permanent financing for the Company, and if the Company has at such time retained sufficient cash or created a sufficient sinking fun to pay such preferred returns but for the requirements of said financial institution, the right to select the managers of the Company will remain with CORnerstone Development.

      6.1.3 Each Manager shall hold office for a period of one year or until the annual meeting of Members following such one (1) year period and until his successor has been qualified, unless sooner removed for cause by the Members at any general or special meeting.

     Section 6.2 Management of the Company. The Managers shall be responsible for and shall have authority for conducting the ordinary and usual business and affairs of the Company. The Managers are specifically authorized, in the name of and on behalf of the Company, to:

         (a) execute and deliver and cause the Company to execute and deliver any and all instruments, contracts, documents, certifications and instruments necessary or convenient in connection with the day-to-day operations of the Company;

         (b) execute and deliver, in furtherance of any or all of the purposes of the Company, an deed, mortgage, note, bill of sale, contract or other instrument purporting to convey, exchange or encumber all or any part of the property owned by the Company, subject to the restrictions below;

         (c) borrow money and issue evidences of indebtedness, and assume existing indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company, subject to the restrictions below;

         (d) deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any person who provides any services to, lends money to, sells property to or purchases property from the Company;

         (e) invest Company funds as deemed advisable to the extent such funds are not then required for Company operations and are not required to be distributed pursuant to this Operating Agreement;

         (f)  retain  or  employ  and  coordinate  the  services  of  employees,
      supervisors,   accountants,  attorneys  and  other  persons  necessary  or appropriate to carry out the business and purposes of the Company; and

         (g) engage in any kind of activity and perform and carry out such contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of, the business or purposes of the Company as may be lawfully carried on or performed by a limited liability company.

   Notwithstanding the foregoing, no act shall be taken, sum expended, decision made or obligation incurred by the Company or the Managers, with respect to a matter deemed to be a major decision (hereinafter called "Major Decisions"), as enumerated below, unless such Major Decision has been approved by a majority of the Members. The Major Decisions are:

         i.The amendment, alteration or revision of this Operating Agreement;

         ii.The adoption or assumption of any contractual or other obligation, the value of which exceeds $5,000,000.00;

         iii.The determination whether or not to make distributions to the Members;

         iv.The making of the Company as a surety, guarantor or accommodation party to any transaction, agreement or obligation;

         v.The assignment, transfer, pledge, release or compromise of any claims or debts due to the Company in excess of $5,000,000.00;

         vi.The determination of the compensation, if any, of any Member; and

         vii.Any other decision or action which by any provision of this Operating Agreement is required to be approved by the Members.

   Section 6.3 Compensation of the Managers. The compensation of the Managers shall be determined by the Members.

   Section 6.4 Removal. Any Manager may be removed by CORnerstone Development or the Members, if they have received the right to select Managers pursuant to
Section 6.1.2, whenever in its or their judgment the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

   Section 6.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by CORnerstone Development for the unexpired portion of the term.

   Section 6.6 Reliance by Third Parties.

      6.6.1 With respect to third parties, no Member is an agent of the Company's business, and no Member may bind the Company. If a Member purports to bind the Company, in addition to any other remedy (at law or in equity) that may be available against such Member, such Member shall be liable for all damages caused by breaching this Agreement.

      6.6.2 Any Person dealing with the Company or any Manager may rely upon a certificate signed by any Member as to:

         (a) the identity of any Manager hereof;

         (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managers or in any other manner germane to the affairs of the Company;

         (c) the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

         (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member or any Manager.

                                    ARTICLE 7

                                   AMENDMENTS

   Section 7.1 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto upon approval by a majority vote of the Members, provided that such amendment be in writing.

                                    ARTICLE 8

                                   ALLOCATIONS

   Section 8.1 Profits and Losses.

      8.1.1 Subject to the allocation rules of Section 8.2 hereof, Profits for any Fiscal Year shall be allocated among the holders of the Common Units in proportion to the Percentage Interests of all Common Units; provided, however, the Company shall allocate the Profits to the holders of the Preferred Units in accordance with the amount of the preferred return on the Preferred Units that each such holder receives.

      8.1.2 Subject to the allocation rules of Section 8.2 hereof, Losses for any Fiscal Year shall be allocated among the holders of the Common Units in proportion to the Percentage Interests of all Common Units.

   Section 8.2  Allocation Rules.

      8.2.1 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the holders of the Common Units in the same proportions as they share Profits and Losses for the Fiscal Year in question.

      8.2.2 The Members are aware of the income tax consequences of the allocations made by this Article 8 and hereby agree to be bound by the provisions of this Article 8 in reporting their shares of Company income and loss for income tax purposes.

                                    ARTICLE 9

                                  DISTRIBUTIONS

   Subject to the terms of Article 5 hereof, distributions to the holders of the Units shall be made to the extent that a majority of the Managers shall determine sufficient cash is available for any such distributions and the continued operation of the Company. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of his interest in the Company if such distribution would violate the Kansas Act or other applicable law.

                                   ARTICLE 10

                                BOOKS AND RECORDS

   Section 10.1 Books, Records and Financial Statements.

      10.1.1 At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied and, to the extent not inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and the Articles, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and his duly authorized representative for any purpose reasonably related to such Member's interest in the Company within ten (10) business days before or after any date established for any distribution pursuant to the terms hereof.

      10.1.2 The Managers shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company.

   Section 10.2 Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the method of accounting applied in a consistent manner determined by a majority of the Managers and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

   Section 10.3 Form of Records. The Company may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

                                   ARTICLE 11

                                   TAX MATTERS

   Section 11.1 Allocation of Profits and Losses. The Company shall allocate the Profits and Losses to the holders of the Common Units in proportion to all of the Percentage Interests of the Common Units. The Company shall allocate the Profits to the holders of the Preferred Units in accordance with the amount of the preferred return on the Preferred Units that each such holder receives.

   Section 11.2 Taxation as Partnership. Solely for federal and state income tax purposes, each of the Members recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A. of the Internal Revenue Code and shall file the appropriate federal, state and local partnership tax returns. Each Member shall file federal, state and local income tax returns which are consistent with the corresponding tax returns filed by the Company for that tax reporting period.


                                   ARTICLE 12

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

   Section 12.1  Liability.  Except as otherwise  provided by the Kansas Act and
Section 6.6.1 hereof, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

   Section 12.2 Exculpation.

      12.2.1 Except as provided in Section 6.6.1 hereof, no Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct.

      12.2.2 A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

   Section 12.3 Indemnification.

      12.3.1 The Company shall, and does hereby indemnify any person made a party to an action, suit or proceeding, whether civil or criminal, brought to impose a liability or penalty on such person in his capacity of Manager of the Company against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually or necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such Manager acted in good faith in the reasonable belief that such action was in the best interests of the Company, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful.

      12.3.2 Payments made under Section 12.4 may be made prior to the payment by such Manager of any expenses and not by way of reimbursement, if the majority of the other Managers deems such payment appropriate. If subsequent to such payment, such Manager is determined, by a court of law or an arbitration proceeding, not to be entitled to indemnification under Section 12.4, then such Manager repay the Company the amounts so prepaid without interest. The Manager shall enter a contract with the Company agreeing to the required repayments prior to the initial prepayment by the Company of any requested indemnification amounts.

      12.3.3 The termination of any such civil or criminal action, suit or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere shall not, by itself, create a presumption that any Manager did not act in good faith in the reasonable belief that such action was in the best interests of the Company or that he had reasonable ground for belief that such action was unlawful.

     12.3.4 The foregoing rights of indemnification shall apply to the heirs and personal representatives of any such Manager and shall not be exclusive of other rights to which any provision of the Articles, this Agreement or a vote of the Members or Board otherwise apply.

   Section 12.4 Expenses. To the fullest extent permitted by applicable law, expenses (including attorneys' fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in
Section 12.3 hereof.

   Section 12.5 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managers shall deem reasonable, on behalf of Covered Persons and such other Persons as the Board of Members shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board of Members shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.4 hereof and containing such other procedures regarding indemnification as are appropriate.

   Section 12.6 Outside Businesses. Any Member or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for his own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                   ARTICLE 13

                               ADDITIONAL MEMBERS

     Upon approval by a Unanimous Vote of the Members, the Company is authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"). Each such Person shall be admitted as an Additional Member at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on Schedule A hereto. In the event any Additional Members are admitted to the Company, the Managers shall cause Schedule A to be updated to accurately reflect the information therein. The fees and expenses, including attorneys' fees, associated with such admission shall be borne by the Company or the Additional Member as the Company may determine. Any Additional Members of the Company that become Additional Members pursuant to the public offering of the Company pursuant to Form SB-2 shall be deemed to have been simultaneously admitted and CORnerstone Development, as the sole member at this time, hereby consents to such Additional Members.

                                   ARTICLE 14

                    DISSOLUTION, LIQUIDATION AND TERMINATION

   Section 14.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members in accordance with the terms of this Agreement.

   Section 14.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

      14.2.1 upon approval by a Unanimous Vote of the Members;

      14.2.2 the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event under the Kansas Act that terminates the continued membership of a Member in the Company unless, within ninety (90) days after the occurrence of such an event to the extent that all of the Managers agree in writing to discontinue the business of the Company; provided, however if the Managers shall take no action, they shall be deemed to have agreed to the continuance of the business of the Company; or

      14.2.3 the entry of a decree of judicial dissolution in accordance with the provisions the Kansas Act.

   Section 14.3 Liquidation. Upon dissolution of the Company, the Person or Persons approved by the Members to carry out the winding up of the Company (in such capacity, the "Liquidating Trustee"), shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article 8 hereof; as before liquidation. The proceeds of liquidation shall be distributed in the following order and priority:

      14.3.1 to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

      14.3.2 subject to liquidation preference of the Preferred Units as set forth in Section 5.1.3.2 hereof, to the Members in accordance with their Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

   Section 14.4 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 14 and the Articles shall have been canceled in the manner required by the Kansas Act.

   Section 14.5 Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

                                   ARTICLE 15

                     SALE, ENCUMBRANCE OR TRANSFER OF UNITS

   Members shall have the right to sell, transfer, assign, or otherwise dispose of his Common Units during his lifetime to any Person, without the prior written consent of the Company and the other Members.

                                   ARTICLE 16

                           CERTIFICATES FOR INTERESTS

   Every Member in the Company shall be entitled to have a certificate, signed by a Manager of the Company.

                                   ARTICLE 17

                                   RECORD DATE

   Section 17.1 Fixing of Record Date. The majority of the Managers is authorized, from time to time, to fix in advance a date, no more than ten (10) nor less than five (5) days before the date of any meeting of Members, or not more than ten (10) days prior to the date for the payment of any distribution or the date for the allotment of rights, or the date when any change or conversion of or exchange of membership interests shall go into effect, or a date in connection with the obtaining of the consent of Members for any purpose, as a record date for the determination of the Members entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any distribution, or to any such allotment, or to exercise the rights in respect of any such consent.

                                   ARTICLE 18

                                  MISCELLANEOUS

   Section 18.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

      18.1.1 if given to the Company, at the address specified in Section 2.5 hereof; or

      18.1.2 if given to any Member, at the address set forth opposite his name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

      18.1.3 All such notices shall be deemed to have been given when received.

   Section 18.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

   Section 18.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive his right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

   Section 18.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

   Section 18.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement.

   Section 18.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

   Section 18.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

   Section 18.8 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     Section 18.9 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Kansas, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

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                                       22

   IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above stated

                                            MEMBER:

                                            CORNERSTONE DEVELOPMENT, LLC



                                            By: /s/ Robert M. Adams
                                            Name:  Robert M. Adams
                                            Title:  Manager


                                       23
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                                   SCHEDULE A

         Member             Initial Capital Contribution        Member Class,
                                       and value             Number of Units and
                                                             Percentage Interest

CORnerstone Development, LLC            $10.00                    Common
13720 Roe                                                         1 Unit
Leawood, Kansas 66224                                             100%